UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2018

FedEx Corporation

(Exact name of registrant as specified in its charter)

Commission File Number 1-15829

Delaware	62-1721435
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

The information in this Report, including the exhibit, is being furnished pursuant to Item 2.02 of Form 8-K and General Instruction B.2 thereunder. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SECTION 2. FINANCIAL INFORMATION.

Item 2.02.	Results of Operations and Financial Condition.

As previously announced, new pension accounting rules pursuant to Accounting Standards Update 2017-07 (“ASU 2017-07”) will go into effect for FedEx Corporation (“FedEx”) in fiscal 2019, which will impact its operating income and margin, but will have no impact on its net income or earnings per share. Under these new rules, only pension service cost will be included in operating expenses. All of the other elements of pension expense, including the annual mark-to-market adjustment, will be classified as non-operating expenses. These changes will be effective with the reporting of operating results for the quarter ended August 31, 2018. FedEx will apply these changes retrospectively.

Attached as Exhibit 99.1 and incorporated herein by reference are annual and quarterly consolidated and segment financial results for fiscal 2018 and 2017 recast to conform to FedEx’s current accounting presentation and these new rules.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits. The following exhibit is being furnished as part of this Report.

Exhibit Number	Description

99.1	FedEx Corporation unaudited historical financial information recast for new pension accounting rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: September 6, 2018	By:	/s/ John L. Merino
John L. Merino
Corporate Vice President and Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	FedEx Corporation unaudited historical financial information recast for new pension accounting rules.

E-1